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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated May 25, 1999 in this registration statement on Form S-4 of our audit of the financial statements of RBF Finance Co. at March 31, 1999 and for the period from inception (March 19, 1999) to March 31, 1999 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
May 25, 1999